Exhibit 10.4

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL WILL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS.

WARRANT

To Purchase 20,000,000 Shares of Common Stock

of

OMEGA COMMERCIAL FINANCE CORPORATION

THIS CERTIFIES THAT, for good and valuable consideration, MARK FEANNY (“Holder”), or holder’s registered assigns, is entitled to subscribe for and purchase from OMEGA COMMERCIAL FINANCE CORPORATION, a Wyoming corporation (the “Company”), at any time from and after March 4, 2016 (the “Commencement Date”) through the fifth anniversary of the Commencement Date (such five-year period, the “Exercise Period”), Twenty Million and no/100 (20,000,000) fully paid and non-assessable shares of the common stock of the Company (“Shares”) at a price per Share of $0.001 (the “Warrant Exercise Price”), subject to the anti-dilution provisions of this Warrant.

The Shares that may be acquired upon exercise of this Warrant are sometimes referred to herein as the “Warrant Shares.” As used herein, the term “Holder” includes any party who acquires all or a part of this Warrant as a registered transferee of Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term “Shares” means the common stock, par value $0.01 per share, of the Company, and will also include any capital stock of any class of the Company hereafter authorized which will not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.  The term “Convertible Securities” means any stock or other securities convertible into, or exchangeable for, Shares.

This Warrant is subject to the following provisions, terms and conditions:

1.

Exercise.

(a)

The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company during the Exercise Period, and accompanied or preceded by the surrender of this Warrant along with a check or wire transfer in payment of the Warrant Exercise Price for such Shares.

(b)

Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Warrant Exercise Price, elect instead to receive upon such exercise the “Net Number” of Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of Shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the closing sale price of the Shares on the Trading Day immediately preceding the date of the applicable exercise notice if such exercise notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the bid price of the Shares as of the time of the Holder’s execution of the applicable exercise notice if such exercise notice is executed during regular trading hours on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the closing sale price of the Shares on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Shares at the time of such exercise.

“Trading Day” shall mean a day on which the New York Stock Exchange is open for trades.

2.

Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as will be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.  This Warrant will be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company will pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3.

Issuance of the Warrant Shares. The Company agrees that the Warrant Shares purchased upon exercise of this Warrant will be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant will have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of paragraph (b) of this Section 3, certificates for the Warrant Shares so purchased will be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant will have been so exercised, and, unless this Warrant has expired, a new Warrant (of like tenor and date) representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant will not then have been exercised will also be delivered to the Holder within such time.

4.

Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

5.

Anti-Dilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

(a)

The Warrant Exercise Price will be adjusted from time to time such that in case the Company will hereafter:

(i)

pay any dividends on any class of stock of the Company payable in Shares or Convertible Securities;

(ii)

subdivide its then outstanding Shares or Convertible Securities into a greater number of Shares or Convertible Securities; or

(iii)

combine outstanding Shares by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event will (until adjusted again pursuant hereto) be adjusted immediately after such event to a price determined by dividing (A) the number of Shares outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of Shares outstanding immediately after such event (including in each case the maximum number of Shares issuable in respect of any Convertible Securities), and the resulting quotient will be the adjusted Warrant Exercise Price per share. Any adjustment made pursuant to this Section 5 will become effective immediately after the record date in the case of a dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 5, the Holder of any Warrant thereafter surrendered for exercise will become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination will be conclusive) will in good faith determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock. In the event that at any time as a result of an adjustment made pursuant to this Section 5(a), the holder of any Warrant thereafter surrendered for exercise will become entitled to receive any shares of capital stock of the Company other than Shares, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Shares contained in this Section 5.

(b)

In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there will be no adjustment under Section 5(a) above but the Holder of each Warrant then outstanding will have the right thereafter to convert such Warrant into the kind and amount of shares of capital stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such

Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment will be made in the application of the provisions set forth in this Section 5 with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section 5 will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Section 5(b) will similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

(c)

Upon each adjustment of the Warrant Exercise Price pursuant to this Section 5, the Holder of each Warrant will thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

(d)

Upon any adjustment of the Warrant Exercise Price pursuant to this Section 5, then and in each such case, the Company will within ten (10) days give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice will state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.

No Voting Rights.  This Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

7.

Notice of Transfer of Warrant or Resale of the Warrant Shares.  The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares, describing briefly the manner of any proposed transfer. Subject to the legend appearing at the top of the first page of this Warrant, such proposed transfer may be effected without registration under the Securities Act or applicable Blue Sky Laws. The prospective transferee or purchaser will also execute such reasonable documents and make such reasonable representations, warranties, and agreements as may be required solely to comply with any applicable exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

8.

Fractional Shares.  Fractional shares will not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the number of Shares will be rounded up to the nearest whole Share.

9.

Governing Law; Venue.  This Warrant shall in all respects be governed and enforced by and construed in accordance with the laws of the State of Texas (without reference to the choice of law principles thereof), including, without limitation, matters of construction, validity and performance. All actions or proceedings arising in connection with this Warrant shall be tried and litigated only in the state and federal courts located in Harris County, Texas.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer effective as of the Commencement Date.

OMEGA COMMERCIAL FINANCE CORPORATION

By:	/s/ Jon S. Cummings IV
Jon S. Cummings IV, Chairman

SUBSCRIPTION FORM

(To be signed upon exercise of Warrant)

THE UNDERSIGNED, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________ _________________ of the shares of common stock $0.01 par value (“Shares”) of OMEGA COMMERCIAL FINANCE CORPORATION to which such Warrant relates and herewith makes payment of $__________________ therefor by wire transfer, check (subject to collection) or “Cashless Exercise” (as defined in the Warrant) and requests that the certificate for such Shares be issued in the name of the undersigned, and be delivered to the address set forth below.

Dated: __________________

(Signature)

(Name)

(Address)

Social Security or Tax ID. No

ASSIGNMENT FORM

(To be signed upon authorized transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase ____________ shares of common stock, $0.01 par value of OMEGA COMMERCIAL FINANCE CORPORATION (the “Company”) to which the within Warrant relates and appoints ___________________ attorney, to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: __________________

(Signature)

(Name)

(Address)

Social Security or Tax ID. No